UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2016

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 30, 2016, SemGroup Corporation, a Delaware corporation (“SemGroup”), completed its previously announced merger with Rose Rock Midstream, L.P., a Delaware limited partnership (“RRMS”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated May 30, 2016, by and among SemGroup, RRMS, PBMS, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of SemGroup (“Merger Sub”), and Rose Rock Midstream GP, LLC, a Delaware limited liability company and the general partner of RRMS (the “RRMS General Partner”), whereby Merger Sub merged with and into RRMS with RRMS being the surviving entity in the merger (the “Merger”). Upon consummation of the Merger, SemGroup indirectly acquired all of the outstanding common units representing limited partner interests in RRMS (the “Common Units”) that SemGroup and its subsidiaries did not already own. On September 30, 2016, following the consummation of the Merger, SemGroup and certain of its subsidiaries commenced a series of transactions, including (i) the merger of the RRMS General Partner with and into SemGroup and (ii) the merger of RRMS with and into SemGroup, (each a “Clean-up Merger” and, together, the “Clean-up Mergers”), with SemGroup, in each instance, continuing as the surviving entity.

Item 1.01.	Entry into a Material Definitive Agreement.

New Credit Agreement

On September 30, 2016, following the consummation of the Merger, SemGroup entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”), together with various lenders and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent. The Restated Credit Agreement amends and restates that certain Credit Agreement, dated as of June 17, 2011 (as amended prior to September 30, 2016, the “Existing Credit Agreement”) among SemGroup, Wells Fargo and various lenders.

The Restated Credit Agreement increases the aggregate commitments available to SemGroup to $1.0 billion, an increase of $500 million (the “Incremental Commitments”), and extends the maturity date to March 15, 2021 (the “Maturity Date”). The Incremental Commitments are increased commitments from lenders under the Existing Credit Agreement as well as commitments from new lenders. In addition, SemGroup may request an increase of up to an additional $300 million in commitments from either new lenders or increased commitments from existing lenders under the Restated Credit Agreement.

At SemGroup’s option, amounts borrowed under the Restated Credit Agreement will bear interest at either the Eurodollar rate or an alternate base rate (“ABR”), plus, in each case, an applicable margin. Until the date the financial statements relating to the quarter ending September 30, 2016 have been delivered, the applicable margin relating to any Eurodollar rate loan is 2.0% and the applicable margin relating to any ABR rate loan is 1.0%. After the date the financial statements for the quarter ending September 30, 2016 have been delivered, the applicable margin will range from 2.0% to 3.0% in the case of a Eurodollar rate loan and 1.0% to 2.0% in the case of an ABR rate loan, in each case, based on reference to a leverage-based pricing grid.

The Restated Credit Agreement includes customary representations and warranties and affirmative and negative covenants, which were made only for the purposes of the Restated Credit Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties. Such limitations include the creation of new indebtedness, liens, sale and lease-back transactions, new investments, disposition, making fundamental changes including mergers and consolidations, making of dividends and other distributions, entering into certain transactions with affiliations, making material changes in business, modifying certain documents or entering into certain documents that limit the ability of subsidiaries to make distributions, entering into certain swap agreement and making significant accounting changes.

In addition, the Restated Credit Agreement contains financial performance covenants as follows:

•	SemGroup’s leverage ratio may not exceed 5.50 to 1.00 as of the last day of any fiscal quarter;

•	SemGroup’s senior secured leverage ratio may not exceed 3.50 to 1.00 as of the last day of any fiscal quarter; and

•	SemGroup’s interest coverage ratio may not be less than 2.50 to 1.00 as of the last day of any fiscal quarter.

The Restated Credit Agreement includes customary events of default, including events of default relating to non-payment of principal and other amounts owing under the Restated Credit Agreement from time to time, including in respect of letter of credit disbursement obligations, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross payment-defaults of SemGroup and its restricted subsidiaries to any material indebtedness, cross acceleration to any material indebtedness, bankruptcy and insolvency events, the occurrence of a change of control, certain unsatisfied judgments, certain ERISA events, certain environmental matters and certain assertions of or actual invalidity of certain loan documents. A default under the Restated Credit Agreement would permit the participating banks to terminate commitments, require immediate repayment of any outstanding loans with interest and any unpaid accrued fees, and require the cash collateralization of outstanding letter of credit obligations.

The Restated Credit Agreement is guaranteed by all of SemGroup’s material domestic subsidiaries and secured by a lien on substantially all of the property and assets of SemGroup and the other loan parties, subject to customary exceptions.

The foregoing description of the Restated Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Restated Credit Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Merger Agreement

The description of the Merger Agreement and the Merger in the Introductory Note is incorporated into this Item 2.01 by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Common Unit (other than Common Units that, immediately prior to the Effective Time, were (i) subject to outstanding RRMS restricted unit awards (“RRMS Restricted Unit Awards”), (ii) held by SemGroup or any entities partially or wholly owned, directly or indirectly, by SemGroup or (iii) held by RRMS (each such Common Unit other than the foregoing excluded Common Units, an “RRMS Public Common Unit”)) was converted into the right to receive 0.8136 shares of validly issued, fully paid and non-assessable SemGroup Class A common stock, par value $0.01 per share (“SemGroup Common Stock”). No fractional shares of SemGroup Common Stock were issued in the Merger and holders of RRMS Public Common Units are, instead, entitled to receive cash in lieu of fractional shares of SemGroup Common Stock from the exchange agent.

Pursuant to the Merger Agreement, at the Effective Time, each RRMS Restricted Unit Award previously granted pursuant to the Rose Rock Midstream Equity Incentive Plan that was not vested and did not vest in accordance with its terms as a result of the transactions contemplated by the Merger Agreement and that was outstanding as of immediately prior to the Effective Time, including RRMS Restricted Unit Awards held by named executive officers of the RRMS General Partner, ceased to represent an award with respect to Common Units and was converted into an award with respect to shares of SemGroup Common Stock (a “SemGroup Award”), subject to the same vesting and forfeiture provisions as were applicable to such RRMS Restricted Unit Award immediately prior to the Effective Time, with the number of shares of SemGroup Common Stock subject to each such SemGroup Award being equal to the number of Common Units subject to each such RRMS Restricted Unit Award immediately prior to the Effective Time multiplied by 0.8136 (rounded down to the nearest whole share), with any corresponding accrued but unpaid Unit Distribution Rights (as defined in the Rose Rock Midstream Equity Incentive Plan) with respect to any RRMS Restricted Unit Awards being assumed by SemGroup, remaining outstanding and continuing to represent an obligation with respect to the applicable SemGroup Award.

Pursuant to the Merger Agreement, SemGroup issued approximately 13.3 million shares of SemGroup Common Stock (i) to the holders of RRMS Public Common Units and (ii) pursuant to the conversion of RRMS Restricted Unit Awards, each as described above.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to SemGroup’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2016 and incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2016, SemGroup entered into the Restated Credit Agreement as described under Item 1.01 above. The description of the Restated Credit Agreement under Item 1.01 is hereby incorporated into this Item 2.03 by reference.

The information included under Item 3.03 is hereby incorporated into this Item 2.03 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included under Item 2.01 is hereby incorporated into this Item 3.03 by reference.

On September 30, 2016, following the consummation of the Clean-Up Mergers, SemGroup entered into:

•	The Second Supplemental Indenture (“2021 Notes Supplemental Indenture”), by and among SemGroup, the subsidiaries of SemGroup named therein as “Guarantors”, the subsidiaries of SemGroup named therein as “Guaranteeing Subsidiaries” and Wilmington Trust, National Association, as Trustee (the “Trustee”). The 2021 Notes Supplemental Indenture supplements the Indenture, dated as of June 14, 2013 (as supplemented prior to September 30, 2016, the “2021 Notes Indenture”), pursuant to which SemGroup issued its 7.50% senior notes due 2021 (the “2021 Notes”). Pursuant to the 2021 Notes Supplemental Indenture, the Guaranteeing Subsidiaries named therein provided guarantees of SemGroup’s obligations under the 2021 Notes and the Guarantors named therein confirmed their guarantee obligations under the 2021 Notes after the consummation of the Clean-Up Mergers.

•	The Second Supplemental Indenture (the “2022 Notes Supplemental Indenture”), by and among SemGroup, the subsidiaries of SemGroup named therein as “Guarantors”, the subsidiaries of SemGroup named therein as “Guaranteeing Subsidiaries” and the Trustee. The 2022 Notes Supplemental Indenture supplements the Indenture, dated as of July 2, 2014 (as supplemented prior to September 30, 2016, the “2022 Notes Indenture”), pursuant to which RRMS and Rose Rock Finance Corporation (“RRFC”) issued the 5.625% senior notes due 2022 (the “2022 Notes”). Pursuant to the 2022 Notes Supplemental Indenture, SemGroup assumed the obligations of RRMS following the consummation of the Clean-Up Mergers under the 2022 Notes Indenture in respect of the 2022 Notes and the Guaranteeing Subsidiaries named therein provided guarantees of SemGroup’s obligations under the 2022 Notes.

•	The First Supplemental Indenture (the “2023 Notes Supplemental Indenture”), by and among SemGroup, the subsidiaries of SemGroup named therein as “Guarantors”, the subsidiaries of SemGroup named therein as “Guaranteeing Subsidiaries” and the Trustee. The 2023 Notes Supplemental Indenture supplements the Indenture, dated as of May 14, 2015 (the “2023 Notes Indenture”), pursuant to which RRMS and RRFC issued the 5.625% senior notes due 2023 (the “2023 Notes”). Pursuant to the 2023 Notes Supplemental Indenture, SemGroup assumed the obligations of RRMS following the consummation of the Clean-Up Mergers under the 2023 Notes Indenture in respect of the 2023 Notes and the Guaranteeing Subsidiaries named therein provided guarantees of SemGroup’s obligations under the 2023 Notes.

The Restated Credit Agreement restricts the Company’s and its subsidiaries’ ability to make certain types of payments relating to its and their capital stock, including the declaration or payment of dividends.

Copies of each of the 2021 Notes Supplemental Indenture, 2022 Notes Supplemental Indenture and 2023 Notes Supplemental Indenture (collectively, the “Supplemental Indentures”) are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 3.03 by reference). The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable Supplemental Indenture.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger and in anticipation of its granting of the SemGroup Awards, the Compensation Committee of the Board of Directors of SemGroup (the “Comp Committee”) adopted a form of Restricted Stock Award Agreement that has terms substantially similar to each of (i) the RRMS Restricted Unit Awards and (ii) existing SemGroup restricted stock award agreements previously granted by the Comp Committee, except that the terms of the SemGroup Awards were adjusted to reflect the consummation of the Merger, including the carrying over of any accrued but unpaid Unit Distribution Rights, as described in Item 2.01 above. The form of Restricted Stock Award Agreement with respect to SemGroup Awards is attached hereto as Exhibit 10.2.

The information included under Item 2.01 is hereby incorporated into this Item 5.02 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

SemGroup held a Special Meeting of Stockholders (the “Special Meeting”) on September 29, 2016. At the Special Meeting, the SemGroup stockholders were requested to consider and vote upon: (1) a proposal to approve the issuance of shares of SemGroup Common Stock pursuant to the terms of the Merger Agreement in connection with the Merger (the “Stock Issuance Proposal”); and (2) a proposal to approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal (the “Adjournment Proposal”). A total of 52,814,950 shares of SemGroup Common Stock were entitled to vote as of August 22, 2016, the record date for the Special Meeting. There were 46,428,776 shares present, in person or by proxy, at the Special Meeting (or 87.91% of the outstanding shares).

The following are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in SemGroup’s definitive proxy statement filed on August 26, 2016:

1.	The Stock Issuance Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
46,420,698	3,267	4,811	0

2.	The Adjournment Proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
44,035,033	2,390,493	3,250	0

Item 8.01.	Other Events.

On September 29, 2016, SemGroup issued a press release announcing the voting results of the Special Meeting. A copy of such press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 8.01 by reference.

On September 30, 2016, SemGroup issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.2 and is hereby incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

4.1	Second Supplemental Indenture dated as of September 30, 2016, by and among SemGroup Corporation, the subsidiaries of SemGroup Corporation named therein as “Guarantors”, the subsidiaries of SemGroup Corporation named therein as “Guaranteeing Subsidiaries” and Wilmington Trust, National Association, as Trustee.

4.2	Second Supplemental Indenture dated as of September 30, 2016, by and among SemGroup Corporation, the subsidiaries of SemGroup Corporation named therein as “Guarantors”, the subsidiaries of SemGroup Corporation named therein as “Guaranteeing Subsidiaries” and Wilmington Trust, National Association, as Trustee.

4.3	First Supplemental Indenture dated as of September 30, 2016, by and among SemGroup Corporation, the subsidiaries of SemGroup Corporation named therein as “Guarantors”, the subsidiaries of SemGroup Corporation named therein as “Guaranteeing Subsidiaries” and Wilmington Trust, National Association, as Trustee.

10.1	Amended and Restated Credit Agreement dated as of September 30, 2016, by and among SemGroup Corporation, as borrower, the guarantors named therein, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

10.2	Form of Restricted Stock Award Agreement under the SemGroup Corporation Equity Incentive Plan for executive officers and employees in the United States for awards granted pursuant to that certain Agreement and Plan of Merger, dated May 30, 2016, by and among SemGroup Corporation, PBMS, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream GP, LLC.

99.1	Press Release, dated September 29, 2016.

99.2	Press Release, dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: September 30, 2016	By:	/s/ William H. Gault
William H. Gault
Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture dated as of September 30, 2016, by and among SemGroup Corporation, the subsidiaries of SemGroup Corporation named therein as “Guarantors”, the subsidiaries of SemGroup Corporation named therein as “Guaranteeing Subsidiaries” and Wilmington Trust, National Association, as Trustee.

4.2	Second Supplemental Indenture dated as of September 30, 2016, by and among SemGroup Corporation, the subsidiaries of SemGroup Corporation named therein as “Guarantors”, the subsidiaries of SemGroup Corporation named therein as “Guaranteeing Subsidiaries” and Wilmington Trust, National Association, as Trustee.

4.3	First Supplemental Indenture dated as of September 30, 2016, by and among SemGroup Corporation, the subsidiaries of SemGroup Corporation named therein as “Guarantors”, the subsidiaries of SemGroup Corporation named therein as “Guaranteeing Subsidiaries” and Wilmington Trust, National Association, as Trustee.

10.1	Amended and Restated Credit Agreement dated as of September 30, 2016, by and among SemGroup Corporation, as borrower, the guarantors named therein, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

10.2	Form of Restricted Stock Award Agreement under the SemGroup Corporation Equity Incentive Plan for executive officers and employees in the United States for awards granted pursuant to that certain Agreement and Plan of Merger, dated May 30, 2016, by and among SemGroup Corporation, PBMS, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream GP, LLC.

99.1	Press Release, dated September 29, 2016.

99.2	Press Release, dated September 30, 2016.